Exhibit 99.1

FROM                                             FOR:
Swenson/Falker Associates Inc.                   Arden Fasteners
1111 TCF Tower                                   560 Oak Grove Pkwy.
Minneapolis, Minn. 55402                         Vadnais Heights, Minn. 55127
Contact; Doug Ewing (612) 371-0000               Contact: Michael Lindseth, CEO
                                                          (612) 490-6800

FOR IMMEDIATE RELEASE

ARDEN FASTENERS RECEIVES UNSOLICITED MERGER OFFER
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         ST. PAUL, MINN., April 30 -- Arden Fasteners (Arden Industrial
Products, Inc., (Nasdaq:AFAS) announced today that it has received an unsolicited offer from Park Ohio Industries, Inc., (Nasdaq:PKOH) of Euclid, Ohio, to acquire Arden in a merger transaction for $42 million in cash (assuming approximately 7,000,000 outstanding shares of Arden) or $6 per share.

         Arden's board of directors has not had an opportunity to consider the offer but will do so promptly.

         Arden Fasteners is a leading national distributor of specialty and standard fasteners to the industrial market. The company combines the most extensive product line in the fastener industry with specialized value-added services, such as inventory management (JIT) programs, to minimize fastener-related costs for its customers.

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04/30/97